UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 4, 2007

LIBERTY PROPERTY TRUST
LIBERTY PROPERTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Maryland	1-13130	23-7768996
Pennsylvania	1-13132	23-2766549

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Chesterfield Parkway
Malvern, PA	19355

(Address of principal executive offices)	(Zip Code)

Registrants’ telephone, including area code:	(610) 648-1700

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
The unaudited pro forma condensed consolidated statements of operations

EXPLANATORY NOTE:
     This Amendment No. 1 amends and restates in its entirety Item 9.01 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2007 in order to file the pro forma financial information required by Item 9.01 of Form 8-K with respect to the Registrant’s contribution into a joint venture limited partnership (Liberty Washington) of assets and liabilities acquired in a merger with Republic Property Trust and Republic Property Limited Partnership.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired

None.

(b)	Pro Forma Financial Information
     The unaudited pro forma condensed consolidated statements of operations of Liberty Property Trust and Liberty Property Limited Partnership for the year ended December 31, 2006 and the nine months ended September 30, 2007 and the unaudited pro forma condensed consolidated balance sheets of Liberty Property Trust and Liberty Property Limited Partnership as of September 30, 2007 are attached hereto as Exhibit 99.
(c)	Shell Company Transactions

None.

(d)	Exhibits

Exhibit No.	Description

99
The unaudited pro forma condensed consolidated statements of operations of Liberty Property Trust and Liberty Property Limited Partnership for the year ended December 31, 2006 and the nine months ended September 30, 2007 and the unaudited pro forma condensed consolidated balance sheets of Liberty Property Trust and Liberty Property Limited Partnership as of September 30, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST

By:	/s/ George J. Alburger, Jr. George J. Alburger, Jr.
Chief Financial Officer

LIBERTY PROPERTY
LIMITED PARTNERSHIP

By:	Liberty Property Trust, its sole General Partner

By:	/s/ George J. Alburger, Jr. George J. Alburger, Jr.
Chief Financial Officer
Dated: December 17, 2007

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EXHIBIT INDEX

Exhibit No.	Description

99
The unaudited pro forma condensed consolidated statements of operations of Liberty Property Trust and Liberty Property Limited Partnership for the year ended December 31, 2006 and the nine months ended September 30, 2007 and the unaudited pro forma condensed consolidated balance sheets of Liberty Property Trust and Liberty Property Limited Partnership as of September 30, 2007.

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